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                               FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease ("Fifth Amendment") is entered into as of this 2nd day of September, 1997, by and between Principal Mutual Life Insurance Company ("Lessor") and Richey Electronics, Inc., a California Corporation ("Lessee") with respect to the following facts:

A. Lessor and Lessee entered into that certain Lease ("Lease") dated December 2, 1994, with respect to premises situated in the County of Orange, State of California, commonly known as 7441 Lincoln Way, Garden Grove, California, consisting of approximately 21,117 square feet of space ("Premises").

B. Lessor and Lessee entered into a First Amendment to Lease, dated May 24, 1995, that changed the Commencement Date of the Lease on the Premises.

C. Lessor and Lessee entered into a Second Amendment to Lease dated June 19, 1995, to lease temporary storage space on the Second Floor of the Premises.

D. Lessor and Lessee entered into a Third Amendment to Lease dated December 18, 1995, to lease approximately 6,221 square feet on the Second Floor of the Premises.

E. Lessor and Lessee entered into a Fourth Amendment to Lease dated June 19, 1996, to lease storage space at 7391 Lincoln Way.

F.   Lessor and Lessee wish to amend the Lease as follows:

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

    1. The Fourth Amendment for approximately 8,472 square feet of first floor storage space at 7391 Lincoln Way, Garden Grove, California ("1st Floor Storage Space") is of no further force and effect.

    2. Lessor and Lessee wish to expand the Premises by leasing an additional 14,591 rentable square feet of second floor office space (the "Additional Space") at 7441 Lincoln Way, Garden Grove, CA as reflected on Exhibit "A" attached hereto.

    3. The commencement date for the Additional Space shall be October 15, 1997, and the termination date shall be January 14, 2001.

    4. The Base Monthly Rent as of October 15, 1997 shall be adjusted to $24,520.05 NNN per month.

    5. Lessee's pro-rata share of the Operating Expenses for the Premises as further defined in the Lease shall be 100% of the Building.

    6. Lessee shall lease the Additional Space "as is" with the exception of Lessor's installation, at Lessor's sole cost and expense, of building standard carpet and base in a color to be chosen by Lessee.

    7. Addendum II to the Lease dated December 2, 1994 "opportunity to negotiate Additional Space for Lease" is of no further force and effect.

F. Amendment Controls. To the extent there is any conflict between the provisions of the Lease and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall control.

G. All other terms definitions and conditions of the Lease remain unmodified and in full force and effect.


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NOW, THEREFORE, Lessor and Lessee have executed this Fifth Amendment as of the date first set forth hereinabove.



LESSOR:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By:
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Its:
    ----------------------------------
Date:
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LESSEE:

RICHEY ELECTRONICS, INC.,

A DELAWARE CORPORATION


By:
    ----------------------------------
Its:
    ----------------------------------
Date:
    ----------------------------------


Exhibits: Exhibit A


                                                                           10467


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                                       DIAGRAM